                                                                  CONFIDENTIAL

                                                                   EXHIBIT 4.3

                                   EXHIBIT A

                            TO THE PLACING AGREEMENT

                               PURCHASE AGREEMENT
                               (THIS "AGREEMENT")

                                 MAY ___, 1996
                             (THE "EFFECTIVE DATE")

    This Agreement, when signed by: (i) the undersigned purchaser ("PURCHASER"), on the one hand; and (ii) Spectrum HoloByte, Inc., a Delaware corporation ("SPECTRUM"), on the other hand, will confirm the complete understanding and agreement among the parties with respect to the matters set forth herein. It is acknowledged and agreed that all representations, warranties, covenants and agreements made by "Purchaser" herein shall be deemed to refer to Purchaser, and, if Purchaser is purchasing the Shares (as hereafter defined) for the account of any person or entity other than Purchaser ("CLIENT"), all such representations, warranties, covenants and agreements shall also be deemed to refer to such Client.

(1) PURCHASE, SALE AND DELIVERY OF SHARES.

    (a) Upon the terms and conditions herein set forth, and on the basis of the respective representations herein contained, Purchaser agrees to purchase from Spectrum, and Spectrum agrees to issue and sell to Purchaser, shares of Spectrum Common Stock, $0.001 par value (the "SHARES"). The number of Shares to be so sold by Spectrum and purchased by Purchaser, and the purchase price per Share to be paid by Purchaser (the "PURCHASE PRICE"), are set forth in Schedule 1 attached hereto (the "SCHEDULE").

    (b) As more fully provided in Paragraph 4 hereof, certificates evidencing the Shares shall be delivered by Spectrum to the Escrow Agent hereafter named, for the account of Purchaser, against remittance to the Escrow Agent by Purchaser, for the account of Spectrum, of immediately available funds in U.S. Dollars in an amount equal to the aggregate Purchase Price. Provided that such delivery and payment has been timely and properly made, title to the Shares shall vest in Purchaser at 5:00 p.m., California time, on the closing date specified in the Schedule ("CLOSING DATE").

(2) REPRESENTATIONS AND COVENANTS OF PURCHASER. Purchaser hereby represents, warrants and covenants to Spectrum as follows:

    (a) Purchaser has been advised and acknowledges: (i) that the Shares have not been, and such Shares, when issued, will not be registered under the U.S. Securities Act

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                                                                 CONFIDENTIAL

       of 1933, as amended (the "SECURITIES ACT"), the securities laws of any state of the United States or the securities laws of any other country;
       (ii) that in issuing and selling the Shares to Purchaser pursuant hereto, Spectrum is relying upon the "safe harbor" provided by Regulation S promulgated under the Securities Act by the U.S. Securities and Exchange Commission ("SEC") for offers and sales of securities occurring outside the United States ("REGULATION S") and/or on Regulation D promulgated under the Securities Act by the SEC relating to the private placement of securities ("REGULATIONS D"); (iii) that it is a condition to the availability of the Regulation S safe harbor that the Shares not be offered or sold in the United States or to a U.S. Person until the expiration of a period of forty (40) days following the Closing Date;
       (iv) that, notwithstanding the foregoing, prior to the expiration of the ninetieth (90th) day after the Closing Date (the "RESTRICTED PERIOD"), the Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. Person. The foregoing restrictions are binding upon subsequent transferees of the Shares, except for transferees pursuant to an effective registration statement.

    (b) As used herein, the term "UNITED STATES" means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term "U.S. PERSON" means: (i) a natural person (regardless of citizenship) resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate or trust of which any executor, administrator or trustee is a U.S. Person;
       (iv) any agency or branch of a foreign entity located in the United States; (v) any nondiscretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person (whether or not the dealer or other fiduciary is a U.S. Person); (vi) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and (vii) a corporation or partnership organized under the laws of any jurisdiction other than the United States by a U.S. Person principally for the purpose of investing in securities that have not been registered under the Securities Act unless organized or incorporated and owned entirely by organizations or entities that come within any of the categories described in clauses (1), (2) or (3) of Rule 501(a) under the Securities Act;

    (c) Purchaser agrees that with respect to the Shares, until the expiration of the Restricted Period: (i) Purchaser nor any agent or representative of Purchaser has not and will not solicit offers to buy, offer for sale or sell any of the Shares or any other shares of Common Stock of Spectrum, or any beneficial interest therein in

                                                                 CONFIDENTIAL

       the United States or to or for the account of a U.S. Person; and (ii) Purchaser nor any agent or representative of Purchaser has not and will not effect a short sale of or have in effect a short position in the Common Stock of Spectrum, or sell or acquire any security the terms of which constitute a hedge against, or the value of which is derived from, changes in the market price of the Common Stock of Spectrum;

    (d) Purchaser has not engaged, nor is it aware that any party has engaged, and Purchaser will not engage or cause any third party to engage in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Shares nor has Purchaser taken or is it aware that anyone has taken, nor will Purchaser take, directly or indirectly, or cause anyone to take, any action that constituted or constitutes, was or is designed to constitute or reasonably might be expected to cause or result in stabilization or manipulation of the market price of the Common Stock of Spectrum.

    (e) Purchaser: (i) is domiciled and has its principal place of business outside the United States; and (ii) is not a U.S. Person; and (iii) at the time of the closing, the Purchaser or persons acting on Purchaser's behalf in connection therewith will be located outside the United States;

    (f) at the time of offering to Purchaser and communication of Purchaser's order to purchase the Shares and at the time of Purchaser's execution of this Agreement, the Purchaser or persons acting on Purchaser's behalf in connection therewith were located outside the United States;

    (g) the purchase and sale of securities for investment, whether as principal or as agent, is a regular part of the ordinary business of Purchaser;

    (h) Purchaser is purchasing the Shares either: (i) for its own account; or
       (ii) for the account and benefit of Clients of whom none is a U.S. Person and for whom the Purchaser has, and for the entire Restricted Period will continue to have, full investment discretion with respect to the purchase, holding and disposition of the Shares;

    (i) Purchaser is not a "distributor" (as defined in Regulation S) or a "dealer" (as defined in the Securities Act);

    (j) Purchaser has full power and lawful authority and all necessary consents, approvals and authorizations, whether corporate, shareholder, governmental or otherwise, as may be required to execute and deliver this Agreement and to purchase the Shares in accordance with the terms hereof, and this Agreement constitutes the legally valid and binding agreement of Purchaser;

    (k) Purchaser, in making the decision to purchase the Shares, has relied upon independent investigations made by it and has not relied on any information or

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                                                                 CONFIDENTIAL

       representations made by third parties. Purchaser acknowledges that it has received all the information that it has requested and considers necessary or appropriate for deciding whether to purchase the Shares. Purchaser further represents that it has had an opportunity to ask questions and receive answers from Spectrum regarding the terms and conditions of the offering of the Shares. Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares and that Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D of the SEC as presently in effect; and

    (l) Purchaser understands that the Shares are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that Spectrum is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such provisions. Accordingly, Purchaser agrees to notify Spectrum of any events which would cause the representations and warranties of Purchaser to be untrue or breached at any time after the execution of this Agreement by Purchaser and prior to the expiration of the Restricted Period.

(3) REPRESENTATIONS AND COVENANTS OF SPECTRUM. Spectrum hereby represents, warrants and covenants to Purchaser as follows:

    (a) Spectrum is an issuer (other than an investment company registered or required to register under the U.S. Investment Company Act of 1940, as amended) that: (i) has a class of its securities registered pursuant to
       Section 12(b) or 12(g) of the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or is required to file reports pursuant to Section l5(d); and (ii) has filed all material required to be filed by it pursuant to Section 13(a) or 15(d) of the Exchange Act for at least the twelve (12) months immediately preceding the date hereof;

    (b) at the time of filing, no materials and reports filed by Spectrum with the SEC pursuant to Paragraph 3(a) above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances in which they were made, not misleading;

    (c) Spectrum presently has, and as of the Closing Date will have, full legal right, power and capacity and all necessary consents, approvals and authorizations, whether corporate, shareholder, governmental or otherwise, as may be required to execute and deliver this Agreement and to issue and sell the Shares to Purchaser pursuant hereto in the manner contemplated hereby;

    (d) Spectrum is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each

                                       4
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                                                                 CONFIDENTIAL

       other jurisdiction where the failure to be so qualified would have a material adverse effect on the business or the assets of the Company;

    (e) Spectrum has furnished Purchaser with copies of its most recent filings with the SEC including, without limitation, its most recent annual report on the Form 10-K, quarterly report on Form 10-Q and proxy statements;

    (f) to Spectrum's knowledge, there has been no material adverse change in the business, financial condition or prospects of Spectrum since the date of Spectrum's most recent filing with the SEC;

    (g) the Shares, when delivered pursuant hereto, will be duly and validly authorized and issued, fully-paid and non-assessable and free and clear of any and all liens, charges, restrictions (except as may be imposed by U.S. federal and state securities laws), claims and encumbrances and will not subject Purchaser to any liability by reason of holding such securities;

    (h) this Agreement, when executed and delivered by Spectrum, will be duly and validly executed and delivered by Spectrum and will be Spectrum's legally binding obligation enforceable against Spectrum in accordance with its terms, except to the extent that: (i) such enforcement may be limited by bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors' rights and remedies generally; and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

    (i) the execution and delivery of this Agreement and the consummation of the issuance of the Shares and the transactions contemplated hereby do not and will not conflict with or result in a breach by Spectrum of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or by-laws of Spectrum, or any indenture, mortgage, deed of trust or other material agreement or instrument to which Spectrum is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over Spectrum or any of its properties or assets and said transactions are in full compliance with the foregoing;

    (j) there are no preemptive rights, rights of first refusal, repurchase rights or any other right of Spectrum or any third party as to the Shares;

    (k) provided that the representations and warranties made by the Purchasers herein and by the placing agent for this transaction, Index Securities S.A., as set forth in the Placing Agreement are complete, true and accurate, then the issuance and sale

                                       5
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                                                                 CONFIDENTIAL

       of the Purchase Shares pursuant to the Purchase Agreement is exempt from the registration requirements of the Securities Act;

    (l) in the event that a shelf registration statement has not been declared effective by the SEC prior to the expiration of the Restrictive Period, immediately after the expiration of the Restricted Period, Spectrum will remove all restrictive legends from any certificates evidencing, and cancel all stop-transfer instructions, if any, with respect to, the Purchase Shares; and

    (m) Spectrum has not engaged nor is it aware that any party has engaged and Spectrum will not engage or cause any third party to engage in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Shares nor has Spectrum taken or is it aware that anyone has taken nor will Spectrum take, directly or indirectly, or cause anyone to take, any action that constituted or constitutes, was or is designed to constitute or reasonably might be expected to cause or result in stabilization or manipulation of the market price of the Common Stock of Spectrum.

(4) THE CLOSING.

    (a) Enterprise Trust & Investment Company, an independent trust company chartered by the California State Banking Department, has been appointed by Index Securities S.A. (the "PLACING AGENT") to act as escrow agent (the "ESCROW AGENT") in connection with the closing of the sale of the Shares to Purchaser. The fees and expenses of the Escrow Agent are to be borne by Spectrum. Purchaser and Spectrum mutually agree to the appointment of the Escrow Agent.

    (b) On or prior to 5:00 p.m., California time, on the Closing Date:

        (i) Purchaser shall remit to the Escrow Agent immediately available funds in an amount equal to the Purchase Price in accordance with the specific wire instructions set forth in the Schedule; and

        (ii) Spectrum shall: (A) deliver to the Escrow Agent, at its offices specified in the Schedule, a certificate or certificates evidencing the Shares bearing a restrictive legend (the "RESTRICTIVE LEGEND") substantially in the form set forth in the Placing Agreement between Spectrum and Index Securities, S.A. (the "PLACING AGENT") (the "PLACING AGREEMENT"), a copy of which is attached hereto as
             SCHEDULE 2, registered in the name and address of Purchaser or its nominee specified in the Schedule (the "SPECTRUM CERTIFICATES") in such denominations as the Placing Agent may specify; and (B) deliver to Purchaser a legal opinion from Spectrum's outside securities counsel in form and content appearing on EXHIBIT B to the Placing Agreement.

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                                                                 CONFIDENTIAL
    (c) Upon receipt by the Escrow Agent from Spectrum of the Spectrum Certificates, the Escrow Agent shall: (i) deliver to the Purchaser, at its address specified in the Schedule, the Spectrum Certificates; and
       (ii) transfer in immediately available funds: (A) to the account of the Placing Agent specified in the Schedule an amount equal to the Placement Fee as defined in the Placing Agreement as compensation for its services as Placing Agent, and (B) to Spectrum's accounts, as specified in the Schedule, an aggregate amount equal to the remaining amount of the Purchase Price, less the escrow fees.

(5) REGISTRATION, INDEMNIFICATION AND REMOVAL OF RESTRICTIVE LEGEND.

    (a) No later than fifteen (15) business days after the Closing Date, Spectrum shall prepare and file a registration statement with the SEC under the Securities Act to register the resale of the Shares by the Purchaser (the "REGISTRATION STATEMENT") and shall use its reasonable best efforts, including the filing of one or more subsequent registration statements or amendments or supplements to the Registration Statement, to obtain effectiveness of the Registration Statement under the Securities Act.

    (b) Spectrum shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and the Purchaser shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Shares resold by the Purchaser. "REGISTRATION EXPENSES" shall mean all expenses, except for Selling Expenses, incurred by Spectrum in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Spectrum, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "SELLING EXPENSES" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Shares, and all other expenses incurred by Purchaser or any transferee of Purchaser in connection with sales of the Shares.

    (c) In the case of the registration effected by Spectrum pursuant to these registration provisions, Spectrum shall use its best efforts to: (i) keep such registration effective until the earlier of (A) the third anniversary of the date hereof, and (B) such date as all of the Shares have been resold; (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by the Registration Statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of, or supplement to, the prospectus as a Purchaser from time to time may reasonably request; (iv) cause all Shares registered as described herein to be listed on each securities exchange and quoted on each quotation service on which

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                                                                 CONFIDENTIAL

       similar securities issued by Spectrum are then listed or quoted; (v) provide a transfer agent and registrar for all Shares registered pursuant to the Registration Statement and a CUSIP number for all such Shares;
       (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; and (vii) file the documents required of Spectrum and otherwise use its reasonable best efforts to maintain requisite blue sky clearance in all United States jurisdictions specified in writing by a Purchaser; PROVIDED, HOWEVER, that Spectrum shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

    (d) Spectrum shall furnish to the Purchaser upon request a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Shares held by the Purchaser.

    (e) With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the Securities Act ("RULE 144") and any other rule or regulation of the SEC that may at any time permit a Purchaser to sell Shares to the public pursuant to a registration statement, Spectrum covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the third anniversary of the date hereof or (B) such date as all of the Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of Spectrum under the Securities Act and Exchange Act; and (iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Shares (A) a written statement by Spectrum that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of Spectrum, and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of any such Shares pursuant to Rule 144.

    (f) Spectrum agrees to indemnify and hold harmless the Purchaser from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Purchaser may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement, on the effective date thereof, or in any amendment or supplement thereto, or arise out of any failure by Spectrum to fulfill any undertaking included in the Registration Statement or any amendment or supplement thereto, and Spectrum will, except as provided below, as incurred, reimburse the Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that Spectrum shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) an untrue statement made in such Registration

                                       8
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                                                                 CONFIDENTIAL

       Statement or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to Spectrum by or on behalf of the Purchaser specifically for use in preparation of the Registration Statement; or (ii) an untrue statement which is subsequently corrected in a supplement or amendment to the Registration Statement and which supplement or amendment has been delivered by Spectrum to the Purchaser via overnight courier at least five (5) business days prior to the consummation of the transaction out of which arose such claim, damage or liability.

    (g) The Purchaser agrees to indemnify and hold harmless Spectrum from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which Spectrum may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions proceedings in respect thereof) arise out of, or are based upon an untrue statement made in such Registration Statement or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to Spectrum by or on behalf of the Purchaser specifically for use in preparation of the Registration Statement or any amendment or supplement thereto; PROVIDED, HOWEVER, that the Purchaser shall not be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected, in writing, by the Purchaser and delivered to Spectrum in sufficient time before the sale from which such loss occurred for Spectrum to have corrected the Registration Statement and delivered an updated Prospectus or Prospectus supplement to the Purchasers.

    (h) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; PROVIDED, HOWEVER, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

                                       9
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                                                                 CONFIDENTIAL

   (i) If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection(f) or (g) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of Spectrum on the one hand and the Purchaser on the other in connection with the matters that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Spectrum, on the one hand, or Purchaser, on the other, and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Spectrum and the Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (i) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (i). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (i) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    (j) The obligations of Spectrum and the Purchaser under this Section 5 shall be in addition to any liability which Spectrum and the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls Spectrum or the Purchaser within the meaning of the Securities Act.

    (k) Notwithstanding anything to the contrary contained herein, immediately after the expiration of the Restrictive Period, Spectrum shall remove the Restrictive Legend from the Spectrum Certificates.

    (l) The rights and obligations of this Section 5 shall be binding upon and available to subsequent transferees of the Shares.

(6) RECEIPT OF RISK FACTORS. By execution hereof, Purchaser acknowledges and represents that it (a) has received from Spectrum Exhibit D attached hereto entitled "Risk Factors", and (b) has reviewed Exhibit D and understands the significance of the Risk Factors listed therein.

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                                                                 CONFIDENTIAL

(7) GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California of the United States without regard to the conflicts of laws rules thereof.

(8) VENUE. Venue for the resolution of any disputes which arise concerning this Agreement shall be in federal district court in the Northern District of California, in the United States of America.

(9) PRESUMPTION. In interpreting the terms of this Agreement, no presumption shall arise as a result of the role of any party in the drafting of this Agreement.

(10) COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                                                 CONFIDENTIAL

The parties hereto have executed this Agreement as of the day and year first written above.

"PURCHASER"                      "SPECTRUM"


                                 SPECTRUM HOLOBYTE, INC.
_________________________        a Delaware corporation
Name of Purchaser

By:______________________        By:______________________
Its:______________________       Its:______________________

                                                                 CONFIDENTIAL


                                     SCHEDULE 1
                                       TO THE
                                  PURCHASE AGREEMENT

1. Name of Purchaser:
                      -----------------------------------------------------

2. No. of Shares of Common Stock to be purchased:
                                                  -------------------------

3. Total Purchase Price for the Shares: $
                                          ---------------------------------

5. Closing Date:
                 ----------------------------------------------------------

6. Name and Address of Purchaser:

               ------------------------------------------

               ------------------------------------------

               ------------------------------------------

               ------------------------------------------

7. Name and Address of Purchaser's Nominee (to appear on certificate):

               ------------------------------------------

               ------------------------------------------

               ------------------------------------------

               ------------------------------------------

8. Name, Address and Contact Person at Purchaser's Bank originating transfer of Aggregate Purchase Price:

               ------------------------------------------

               ------------------------------------------

               ------------------------------------------

               ------------------------------------------


9. Wire Transfer Instructions for Remittance of Aggregate Purchase Price by Purchaser to Escrow Agent:

            Bank of America
            ABA # 121000358
            CREDIT ET & IC FIDUCIARY #06846-01319
            Re:  Spectrum HoloByte, Inc.

                                                                 CONFIDENTIAL

10. Address of Escrow Agent for Delivery of certificates by Spectrum:

            Enterprise Trust & Investment Company
            15425 Los Gatos Boulevard, Suite 150
            Los Gatos, California 95032

11. Wire Transfer Instructions for Remittance of Funds by Escrow Agent to Spectrum:

             Citibank Private Bank
             153 East 53rd Street
             New York, New York  10043

             ABA No. 021000089
             Index Securities S.A.
             Account No. 37611163

12. Wire Transfer Instructions for Remittance of Funds by Escrow Agent to Placing Agent:

             ------------------------------------------

             ------------------------------------------

             ------------------------------------------

13.  Name and Address of Placing Agent:

             INDEX SECURITIES S.A.
             58 Rue de la Terrassiere
             CH-1207, Geneva, Switzerland

                                                                CONFIDENTIAL

                                    SCHEDULE 2
                                      TO THE
                                PURCHASE AGREEMENT

                                RESTRICTIVE LEGEND


"THE SHARES OF COMMON STOCK BEING OFFERED HEREBY MAY NOT BE OFFERED AND SOLD BY THE HOLDER HEREOF EXCEPT: (i) IF THE OFFER OR SALE IS WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OF A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S ("REGULATION S") UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")), THE SECURITIES ARE OFFERED AND SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR (ii) IF THE OFFER OR SALE IS OUTSIDE THE UNITED STATES AND TO OR FOR THE ACCOUNT OF OTHER THAN A U.S. PERSON."